CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTION 240.24b-2.

Exhibit 99.1

SMART TABLE PRODUCTS

SALES, MARKETING, DISTRIBUTION AND PRODUCT INTEGRATION

BINDING MEMORANDUM OF UNDERSTANDING

IGT and PGIC (the “Parties”) intend, through this Memorandum of Understanding which shall become binding upon the parties hereto as of the Effective Date (the “M.O.U.”), to establish a business relationship for the development, implementation, sales, marketing, and distribution (including cross distribution, service and support associated with Table Gaming products). These products include Smart Tables, Table Game Bonusing, RFID and Card Recognition. They also include related systems, reporting, and analytical tools.

1.	Definitions: The following definitions shall have the following meanings:

A.	“Agreement” means a more definitive agreement to be entered by the Parties memorializing the terms provided herein with greater specificity and adding other mutually agreeable standard terms and conditions.

B.	“System Bonusing Assets” means the application of various system-based bonusing modules and applicable hardware based on (Bonusing and/ or other) IP acquired by IGT as a result of the acquisition of Acres Gaming as it specifically applies to system bonuses in the pit. This option may also include the use of PGIC’s IP and/or PGIC’s progressive/mystery products, as agreed between the parties. The scope of this definition is strictly limited to utilization of these assets in connection with physical table products and games.

C.	“Date of Execution” the Date of Execution of this M.O.U. shall be the date on which this document is signed by both parties hereto.

D.	“Development Technology” shall mean all technology developed in furtherance of this M.O.U. and created to fulfill Specifications and assist in the commercial proliferation of the Smart Table Products.

E.	“Effective Date” the Effective Date of this M.O.U. shall be the Date of Execution.

F.	“Expanded Territory” shall mean all jurisdictions [...***...] in which the Smart Table Products [...***...].

G.	“Gross Revenue” shall mean [...***...]

H.	“Smart Table Products” means any product developed in accordance with the terms of the Agreement, which will consist of several layers of development to include, but not be

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limited to, Software Interface, TableLink CT, TableLink GT, and Bonusing Modules utilizing the System Bonusing Assets.

I.	“Software Interface” means software-based interface to be used for all Smart Table Product (i.e. the mutually agreed “best of breed” combined Table Touch and TableLink PT product).

J.	“Specifications” means the descriptions of the technical requirements, component parts, features, functionality, performance criteria, operating conditions, interfaces, data transfer, processing parameters and protocols associated with any Smart Table Products.

K.	“TableLink CT” refers to a system (including gaming chips) utilizing RFID to track gaming chips to monitor all bets made at a table game, which can be coupled with chip tray and other accessories at tables.

L.	“TableLink GT” refers to card recognition using intelligent shoe that provides data for player strategy analysis to be sent to backend analysis module.

M.	“TableLink PT” refers to PGIC table game management system software comprised of a networked table system with a computer at the table game level to register and collect selected data, including: player ratings, accounting transactions, openers, closers, markers and head count tracking. This table game management system software will also interface to various table devices including: tracking units, displays, and shufflers, among others. It will also interface with backend Casino Management Systems as necessary and applicable.

N.	“Table Touch” refers to IGT table game management system software comprised of a networked table system with a computer at the table game level to register and collect selected data, including: player ratings, accounting transactions, openers, closers, markers and head count tracking. This table game management system software will also interface to various table devices including: tracking units, displays, and shufflers, among others. It will also interface with backend Casino Management Systems as necessary and applicable.

O.	“Territory” shall mean the United States of America, and any other territory subsequently agreed upon between the Parties in writing.

2.	Scope of Business Relationship:

A.	The Parties will jointly develop the Smart Table Product.

B.	The Parties will jointly develop other products for the Table Gaming Market.

C.	The Parties agree to dedicate resources toward the development of new features and functions to be added to the Smart Table Products.

D.	[...***...]

E.	[...***...].

F.	For avoidance of any doubt, and not withstanding anything in this M.O.U. to the contrary, this M.O.U. shall not limit either party from combining/interfacing their independently developed products and technology with third party products; provided, however, that in IGT’s good faith judgment such activity does not infringe on PGIC’s intellectual property.

G.	This MOU shall apply to both the Territory and Expanded Territory as set forth herein.

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3.	Product Development:

The Parties shall create a Management Board, which shall develop and approve Specifications for each Smart Table Product and handle the general management of the relationship created by the Agreement. In conjunction with the development of each set of Specifications, the Parties shall jointly develop a project plan. Such project plan shall describe, in a degree of detail reasonably satisfactory to the Parties, all tasks and responsibilities required for the successful and timely completion and delivery of the Smart Table Products. The Parties shall set forth any additional requirements or responsibilities relating to the Smart Table Products not specifically covered in the Agreement in an Appendix.

Except as otherwise set forth in this MOU, the Management Board shall determine the distribution responsibilities, Direct Cost (as defined below) obligations and other relevant duties and matters for the Expanded Territory taking into consideration the relative commitments of the Parties and resulting responsibilities. Under no circumstances will this provision affect the agreed upon duties and responsibilities in the Territory.

4.	Ownership and License Rights:

A.	Ownership: The Parties shall retain all rights, title, and interest in/to their respective technology and IP that may be utilized in the Smart Table Products.

B.	License: Each party agrees to grant to the other a right and license to use, modify and copy all Development Technology developed hereunder. This right and license shall be exclusive. The exclusive license is limited to its use within the Smart Table Products, as agreed between the Parties and not to the underlying PGIC and/or IGT Technology. Both parties warrant that they have the right to grant the licenses set forth in this Section 4.B. PGIC further warrants that the (i) System Bonusing Assets, (ii) the Smart Table Products and (iii) all TableLink products are fully licensed to perform RFID functions. In the event either party breaches these warranties, the non-breaching may terminate this MOU immediately and the breaching party shall indemnify and hold harmless the non-breaching party for any claims, grievances, causes of action, suits, demands, actions, damages, costs or losses arising out of such breach. Notwithstanding the foregoing, it is expressly understood and agreed that no license to the SMI Patents is granted by virtue of the foregoing provision; however it is acknowledged and agreed that PGIC has certain rights granted to PGIC pursuant to the PGIC-SMI-IGT Agreement.

C.	Each Party represents and warrants that it has obtained all of the necessary authority, approvals and permissions including, but not limited to, the approval if its board of directors (if necessary) to enter into this agreement and to perform all of its duties and obligations pursuant to this M.O.U. and pursuant to the Agreement(s).

D.	PGIC represents and warrants that it will continue to provide to IGT, throughout this agreement and any extensions, all of the following: (1) the rights related to TableLink CT, TableLink GT and TableLink PT free and clear of all obligations to any third party except for the Non-Exclusive Gaming (SIC) Table License between ENPAT and MIKOHN relating to U.S. Patent Nos. 5,651,548 and 5,735,742 (“the ENPAT License”); (2) the rights Mikohn obtained under the ENPAT License subject to the obligation to pay the royalties called for in the ENPAT License.

E.	LIMITATIONS AND RESERVATION OF RIGHTS. Except as otherwise provided, neither party may, without the express written authorization of the other, sub-license or authorize any third party manufacturer to sell, lease, license, sublicense, or otherwise provide the Smart Table Products to any manufacturer.

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5.	Revenue Distribution: The intent of this MOU is for the Parties to [...***...] share in the Net Revenues from the sale or distribution of Smart Table Products and other products distributed pursuant to this MOU as follows:

A.	Total Gross Revenues will be determined on a [...***...] basis by [...***...] for [...***...] of the [...***...] or other [...***...] pursuant to the MOU.

B.	The Parties will also determine their respective total [...***...]. [...***...] shall include, but not be limited to, any [...***...] associated with [...***...] such as [...***...] and [...***...] and any other [...***...] determined by the [...***...] to be [...***...] to a [...***...]. [...***...] shall not include [...***...] or [...***...] of [...***...].

C.	IGT will gather the total Gross Revenue and Direct Cost information for [...***...] the [...***...] on a [...***...] of [...***...] in order to determine the “Net Revenues”. The Parties agree that IGT shall be compensated [...***...] (with a [...***...] Distribution Service Fee to be reevaluated pursuant to subparagraph D) for distributing products pursuant to this MOU. After netting this fee, both parties shall share [...***...] in Net Revenues derived from products distributed pursuant to this Agreement. Net Revenues are agreed to represent [...***...].

D.	The Distribution Services Fee is in consideration for IGT’s provision of the sales, collection, compliance, installation and accounting services, herein after referred to as the “Distribution Services”. The [...***...] Distribution Services Fee is [...***...] to be [...***...] to amounts billed to customers for [...***...] items, which will be [...***...] and [...***...] and other items [...***...] to in [...***...]. The [...***...] Distribution Services Fee shall only apply for the [...***...] of [...***...]. Parties shall [...***...] after the [...***...] of [...***...] to [...***...] and if necessary [...***...] the [...***...]. The intent of the Parties is to be treated as [...***...] with the [...***...] that [...***...] is to be [...***...] for [...***...] the [...***...] listed in this Section.

E.	Net Revenues shall be adjusted to account for the [...***...] impact of the [...***...]. The [...***...] shall be an amount mutually agreed upon by the Parties (such agreement not to be unreasonably withheld) that shall reflect (i) a [...***...] of all [...***...] of [...***...] of the [...***...] all [...***...] to be [...***...] by [...***...] pursuant to [...***...] of the [...***...] and (ii) a [...***...] of of [...***...], including without but not limited to [...***...], for [...***...] involving the [...***...] the [...***...] of all [...***...] from [...***...] involving the [...***...] .This [...***...] shall be established using [...***...] of [...***...] by the [...***...] of [...***...] associated with such [...***...].

6.	Revenue Distribution: Net Revenue from the sale or distribution of Table Gaming products developed and sold individually.

A.	IGT shall remit to PGIC [...***...] from the individual sale of System Bonusing Assets and for Table Touch products.

B.	PGIC shall remit to IGT [...***...] from the sale of Table Link CT, Table Link GT and Table Link GT products.

C.	The above Sections [...***...]. For the avoidance of doubt, [...***...].

D.	Any placements made pursuant to Section 6A and/or 6B above shall [...***...].

7.	IGT Duties. IGT shall also have the duties detailed in this paragraph below.

A.	IGT shall be primarily responsible for the development and integration of Table Touch and the IGT System Bonusing Assets (as applicable) into the Smart Table Products;

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B.	For periodic updates and enhancements for the Smart Table Products as reasonably necessary to make them competitive;

C.	For support of all regulatory approvals and renewal of such approvals for the Parties to operate the Smart Table Products(s) in gaming jurisdictions including specific approval of the Smart Table Products by the appropriate gaming test laboratory;

D.	For refinements and redesign of Smart Table Products as mutually agreed by the Parties;

E.	For all sales and distribution of the Smart Table Products to end-users in the Territory, unless otherwise agreed to in writing by the Parties;

F.	For all customer support on the Smart Table Products directly to the end-user;

G.	For execution of customer sales contracts. The form and content of the standard sales contracts shall be subject to Management Board approval;

H.	For collection of all revenue from end-user and distribution of revenue to the Parties under the terms of the Agreement;

I.	For training and installation of the Smart Table Products on the end-user’s premises, unless otherwise agreed by the Parties;

J.	For marketing, sales and technical support for the Smart Table Products, with the support of PGIC; and

K.	For collection of all sales or license fees for the sale or license of the Smart Table Products.

8.	PGIC Duties. PGIC shall have the duties detailed below:

A.	PGIC shall provide capital required for PGIC to meet its obligations under this M.O.U.;

B.	Shall be primarily responsible for the development and integration of the Table Link GT, Table Link CT and its System Bonusing Assets (as applicable) into the Smart Table Products;

C.	Provide product specialists (“PS”) as reasonably necessary to provide quality support for the sales and marketing efforts of IGT in the Territory. These PS personnel shall work closely with the sales, marketing and service personnel at IGT to optimize the proliferation of the Smart Table Products in the Territory;

D.	Provide technical, quality assurance, and engineering assistance to IGT with respect to the Smart Table Products, as necessary and applicable;

E.	Provide periodic updates and enhancements for the Smart Table Products within its area of expertise or responsibility, as necessary and applicable;

F.	Support all regulatory approvals and renewal of such approvals for Parties to operate the Smart Table Products(s) in gaming jurisdictions including specific approval of the Smart Table Products by the appropriate gaming test laboratory; and

G.	Support all regulatory approvals and renewal of such approvals for Parties to operate Smart Table Products(s) in gaming jurisdictions including specific approval of the Smart Table Products by the appropriate gaming test laboratory.

9.	Joint duties of The Parties. Notwithstanding each party’s individual duties as described above, the Parties agree to share joint responsibilities for and work together on the following:

A.	The Parties will work together to provide the best feature integration with shared reporting and analysis modules for the Smart Table Products;

B.	Provide table game bonusing functionality combining data from the Smart Table Products with player loyalty, reporting and analysis modules;

C.	Define acceptable pricing for both individual modules and complete packaged product;

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D.	Support the integration of 3rd party products and technology to the extent such products can be combined with the PGIC/IGT Smart Table Products offering more functionality to the customer;

E.	Provide an open interface for agreed upon 3rd party products to interface with the Smart Table Products and/or Table Touch in exchange for an agreed upon interface fee;

F.	Commit certain additional resources (to be determined by the Parties) at their own expense, as it relates to the proliferation of the Smart Table Products; and

G.	Establish a joint engineering group to create and support the Smart Table Products. The resources dedicated by each party in this regard would be done at their own expense.

10.	Convertible Security.

PGIC and IGT have entered into that certain letter agreement dated June 13, 2005 by and between IGT and PGIC relating to the Mikohn Gaming Corporation 6% Senior Convertible Notes (the “Letter Agreement”) PGIC’s failure to consummate the financial transaction set forth in the Letter Agreement shall be deemed a breach of this Agreement for which IGT may immediately terminate this Agreement. Any such termination shall be in addition to and not in lieu of any and all remedies IGT may have at law or in equity for such breach.

11.	Term and Termination.

This M.O.U. shall become binding upon the parties as of the Effective Date. This M.O.U. is not binding upon the parties until the Effective Date and, as such, either party may, in its sole and absolute discretion, rescind its agreement to this M.O.U. at anytime prior to the Effective Date. The initial term of the Agreement shall be for seven (7) years from the Effective Date. Thereafter, the Agreement shall be automatically renewed upon each anniversary thereof for an additional year unless either party delivers notice of its intent to terminate the Agreement 120 days prior to expiration of that term; provided that all payments required in the Agreement and any appendix are made.

12.	Other Customary Provisions.

A.	Other provisions will be provided for in the Agreement, which shall be completed no later than 60 days from the Effective Date. These shall include Evergreen provision and compliance language and comprehensive representations and warranties, covenants, and indemnities.

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13.	Disclosure Restrictions.

A.	Press Release. Neither party shall issue any press release any earlier than 2:00 p.m. (PDT) on the Effective Date. Each party shall work with the other party in good faith to ensure the reasonably acceptable phrasing of its press release, if any.

B.	Disclosure to Third Parties. Additionally, neither party may disclose the existence of or terms of this agreement to any third party except under a mutually acceptable confidentiality/non-disclosure agreement or as otherwise mutually agreed to in writing.

IGT a Nevada corporation		“PGIC” Mikohn Gaming Corporation, a Nevada corporation, doing business as Progressive Gaming International Corporation

By	/s/ R. Pennington	By	/s/ Mike Dreitzer
Name	R. Pennington	Name	Mike Dreitzer
Title	EVP Corp Strategy	Title	EVP/GC
Date of Execution	6/13/05	Date of Execution	6/13/05

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